Exhibit 5.1

[Letterhead of Jenkens & Gilchrist, a Professional Corporation]

October 3, 2006

GAINSCO, INC.
3333 Lee Parkway, Suite 1200
Dallas, Texas  75219

Re:                            Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to GAINSCO, INC., a Texas corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”), pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, of a Registration Statement on Form S-3 (the “Registration Statement”).  The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to securityholders of the Company in connection with the issuance by the Company of a dividend in the form of non-transferable subscription rights (the “Rights”), whereby the securityholders will receive .2222 of a Right for each share of common stock, par value $0.10 per share (the “Common Stock”), of the Company owned on the record date set by the Board of Directors for the distribution of the Rights, with fractional Rights rounded up to the next whole number.  Each whole Right entitles holders thereof to purchase one share of Common Stock for $4.00 per share (the “Rights Offering”).  The Registration Statement relates to the registration by the Company under the Act of (i) the Rights, and (ii) 4,535,000 shares of Common Stock issuable upon exercise of the Rights (the “Shares,” and together with the Rights, the “Securities”).

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement (together with the Prospectus), (2) the Articles of Incorporation of the Company, as amended, (3) the Bylaws of the Company, as amended, (4) resolutions, minutes and records of the corporate proceedings of the Company with respect to the Rights Offering and the issuance of the Shares upon exercise of the Rights, and (5) such other documents and instruments as this firm has deemed necessary for the expression of these opinions.  In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified, conformed or photostatic copies.  As to various questions of fact material to this opinion letter, and as to the content and form of the Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect thereof on such parties.

Based upon our examination, consideration of, and reliance on the documents and other matters described above, this firm is of the opinion that:

1.    the Rights have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Rights Offering as described in the Registration Statement, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally; and (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and

2.    when issued and delivered upon the proper exercise of the Rights in accordance with the terms and conditions of the Rights Offering as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We are licensed to practice law only in the State of Texas.  The opinions expressed herein are specifically limited to the laws of the State of Texas and the federal laws of the United States of America.  This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments which may be brought to our attention after the effective date of the Registration Statement and which may alter, affect or modify the opinion expressed herein.  This firm hereby consents to the filing of this opinion letter as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement.  In giving this consent, this firm does not admit that it comes within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Jenkens & Gilchrist, a Profession Corporation